Rosenberg Rich
                           Baker Berman
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                         & C O M P A N Y
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                  A Professional Association of
                   Certified Public Accountants
   380 Foothill Road * PO Box 6483 * Bridgewater NJ 08807-0483
             Phone: 908-231-1000 * Fax: 908-231-6894
          Website: www.rrbb.com * E-Mail: info@rrbb.com







February 6, 2002



Securities and Exchange Commission
450 5th Street N. W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 on Form 8-K/A for the change in accounts that occurred on January 24, 2002, which will be filed by our former client, Medi-Hut Co., Inc. We agree with the statements made in the response to that Item insofar as they relate to our firm.

                                    Very truly yours,


                                    /s/ Rosenberg Rich Baker Berman & Co

                                    ROSENBERG RICH BAKER BERMAN & CO.